EXHIBIT 21

SUBSIDIARIES OF GOLDEN ENTERTAINMENT, INC.

No.	Subsidiary	Jurisdiction of Incorporation
1.	Golden Holdings, Inc.	Nevada
2.	77 Golden Gaming, LLC	Nevada
3.	Golden Route Operations-Montana LLC	Nevada
4.	Big Sky Gaming Management, LLC	Nevada
5.	Sartini Synergy Online, LLC	Nevada
6.	Golden Gaming, LLC	Nevada
7.	Golden Aviation, LLC	Nevada
9.	Golden Pahrump Nugget, LLC	Nevada
10.	Golden Pahrump Town, LLC	Nevada
11.	Golden Pahrump Lakeside, LLC	Nevada
12.	Golden Route Operations LLC	Nevada
13.	Golden Tavern Group, LLC	Nevada
14.	Sartini Gaming, LLC	Nevada
15.	Market Gaming, LLC	Nevada
16.	Cardivan, LLC	Nevada
17.	Corral Country Coin, LLC	Nevada
18.	Golden - PT’s Pub Stewart-Nellis 2, LLC	Nevada
19.	Golden - PT’s Pub East Sahara 3, LLC	Nevada
20.	Golden - PT’s Pub Cheyenne-Nellis 5, LLC	Nevada
21.	Golden - PT’s Pub Summerlin 6, LLC	Nevada
22.	Golden - PT’s Pub Vegas Valley 7, LLC	Nevada
23.	Golden - PT’s Pub West Sahara 8, LLC	Nevada
24.	Golden - PT’s Pub Spring Mountain 9, LLC	Nevada
25.	Golden - PT’s Pub Flamingo 10, LLC	Nevada
26.	Golden - PT’s Pub Rainbow 11, LLC	Nevada
27.	Golden - PT’s Pub Durango 12, LLC	Nevada
28.	Golden - PT’s Pub Warm Springs 13, LLC	Nevada
29.	Golden - PT’s Pub Twain 14, LLC	Nevada
30.	Golden - PT’s Pub Tropicana 15, LLC	Nevada
31.	Golden - PT’s Pub Winterwood 16, LLC	Nevada
32.	Golden - PT’s Pub Sunset-Pecos 17, LLC	Nevada
33.	Golden - PT’s Pub MLK 18, LLC	Nevada
34.	Golden - PT’s Pub Tunes 19, LLC	Nevada
35.	Golden - PT’s Pub Decatur-Hacienda 20, LLC	Nevada
36.	Golden – PT’s Pub Decatur-Sobb 21, LLC	Nevada
37.	Golden – PT’s Pub Silverado-Maryland 22, LLC	Nevada
38.	Golden – PT’s Pub Silverado-Bermuda 23, LLC	Nevada
39.	Golden – PT’s Pub Sunrise 24, LLC	Nevada
40.	Golden – PT’s Pub Hualapai 25, LLC	Nevada
41.	Golden – PT’s Pub Big Game 26, LLC	Nevada
42.	Golden – PT’s Pub Cantina 27, LLC	Nevada
43.	Golden - PT’s Pub Fort Apache 29, LLC	Nevada
44.	Golden-PT’s Pub Ann 30, LLC	Nevada
45.	Golden - PT’s Pub Russell 31, LLC	Nevada
46.	Golden-PT’s Pub Centennial 32, LLC	Nevada
47.	Golden - PT’s Pub Horizon 33, LLC	Nevada
48.	Golden - PT’s Pub St. Rose 35, LLC	Nevada

No.	Subsidiary	Jurisdiction of Incorporation
49.	Golden - PT’s Pub Eastern 36, LLC	Nevada
50.	Golden - PT’s Pub Racetrack 37, LLC	Nevada
51.	Golden - PT’s Pub Anthem 38, LLC	Nevada
52.	Golden - PT’s Pub Sunset-Buffalo 39, LLC	Nevada
53.	Golden-PT’s Pub Triple Bar 40, LLC	Nevada
54.	Golden-PT’s Pub Oceans 41, LLC	Nevada
55.	Golden-PT’s Pub Desert Inn 42, LLC	Nevada
56.	Golden - PT’s Pub Spring Valley 44, LLC	Nevada
57.	Golden-O’Aces Bar Rainbow 46, LLC	Nevada
58.	Golden-O’Aces Bar Post 47, LLC	Nevada
59.	Golden - PT’s Pub Foothills 48, LLC	Nevada
60.	Golden-PT’s Pub Fred’s 49, LLC	Nevada
61.	Golden-PT’s Pub Crossroads TC 50, LLC	Nevada
62.	Golden-PT’s Pub Whitney Ranch 51, LLC	Nevada
63.	Golden-PT’s Pub Black Mountain 52, LLC	Nevada
64.	Golden-PT’s Pub Molly Malone’s 53 LLC	Nevada
65.	Golden-PT’s Pub Kavanaugh’s 54 LLC	Nevada
66.	Golden-PT’s Pub Sean Patrick’s 55 LLC	Nevada
67.	Golden-PT’s Pub Morrissey’s 56 LLC	Nevada
68.	Golden-PT’s Pub GB’s 57 LLC	Nevada
69.	Golden-PT’s Pub Owl 58 LLC	Nevada
70.	Golden-PT’s Pub Fireside 59 LLC	Nevada
71.	Golden-PT’s Pub Mountainside 60 LLC	Nevada
72.	Golden-PT’s Pub Oyster 61 LLC	Nevada
73.	Golden-PT’s Pub Beano’s 62 LLC	Nevada
74.	Golden-PT’s Pub Brew 63 LLC	Nevada
75.	Golden-PT’s Pub Ranch 64 LLC	Nevada
76.	Golden-Sierra Gold Double R 1, LLC	Nevada
77.	Golden-Sierra Junction Double R 2, LLC	Nevada
78.	Sierra Gold Jones 3, LLC	Nevada
79.	Sierra Gold Buffalo 4, LLC	Nevada
80.	Sierra Gold Stephanie 5, LLC	Nevada
81.	Sierra Gold Aliante 6, LLC	Nevada
82.	Golden RR Eastern 3, LLC	Nevada
83.	Bonnie’s 1 LLC	Nevada
84.	Lakes Game Development, LLC	Minnesota
85.	Lakes Gaming and Resorts, LLC	Minnesota
86.	Lakes Jamul, Inc.	Minnesota
87.	Lakes KAR Shingle Springs, L.L.C.	Delaware
88.	Lakes Kean Argovitz Resorts - California, L.L.C.	Delaware
89.	Lakes Nipmuc, LLC	Minnesota
90.	Lakes Pawnee Consulting, LLC	Minnesota
91.	Lakes Shingle Springs, Inc.	Minnesota
92.	Lakes Maryland Development, LLC	Minnesota
93.	Evitts Resort, LLC	Maryland
94.	Golden-PT’s BWS 65, LLC	Nevada
95.	Sierra Gold Flamingo 7 LLC	Nevada
96.	Golden-PT’s SRD 66 LLC	Nevada
97.	Golden-PT’s Oso Blanca 67 LLC	Nevada
98.	Golden-PT’s El Capitan 68 LLC	Nevada
99.	Golden-PT’s West Martin 69 LLC	Nevada
100.	Golden-PT’s Huntington Cove 70 LLC	Nevada

No.	Subsidiary	Jurisdiction of Incorporation
101.	Golden Casinos Nevada LLC	Nevada
102.	ACEP Advertising Agency LLC	Delaware
103.	Stratosphere Leasing, LLC	Delaware
104.	ACEP Interactive, LLC	Nevada
105.	Stratosphere Gaming LLC	Nevada
106.	Aquarius Gaming LLC	Nevada
107.	Arizona Charlie’s LLC	Nevada
108.	Fresca, LLC	Nevada
109.	Stratosphere Entertainment LLC	Nevada
110.	W2007 Stratosphere Land Propco, LLC	Delaware
111.	Golden Route Operations-Illinois LLC	Nevada
112.	Golden Route Operations-Pennsylvania LLC	Nevada
113.	Padres Land 2017, LLC	Nevada
114.	Golden-PT’s GVHR 71, LLC	Nevada
115.	Golden-PT’s Peccole Sahara 72, LLC	Nevada
116.	Golden-PT’s Decatur 73 LLC	Nevada
117.	Golden-PT’s Buffalo-Blue Diamond 74 LLC	Nevada
118.	Golden-PT’s LV Cactus 75 LLC	Nevada
119.	Golden-PT’s Maule 76 LLC	Nevada
120.	Golden-PT’s Ann 77 LLC	Nevada
121.	Golden-PT’s Lindell-Blue Diamond 78 LLC	Nevada
122.	Golden-PT’s Warm Springs 79 LLC	Nevada
123.	Sierra Gold Eastern 8 LLC	Nevada
124.	Colorado Belle Gaming, LLC	Nevada
125.	Edgewater Gaming, LLC	Nevada